   GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON FORM W-9

Form W-9
(Rev. January 1993)
                                         REQUEST FOR TAXPAYER                                   GIVE THIS FORM TO
Department of the Treasury               IDENTIFICATION NUMBER AND CERTIFICATION                THE REQUESTER DO
Internal Revenue Service                                                                        NOT SEND TO IRS.
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      Name (if joint names, list first and circle the name of the person or entity whose number you enter in Part
       1 below. SEE INSTRUCTIONS ON PAGE 2 IF YOUR NAME HAS CHANGED.)

   ---------------------------------------------------------------------------------------------------------------
      Business name (Sole proprietors SEE instructions on page 2). (IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING,
      COMPLETE THIS FORM AND ENTER "EXEMPT" IN PART II BELOW.)

   ---------------------------------------------------------------------------------------------------------------
      Address (number and street)                                                           List account
                                                                                            numbers(s) here
   --------------------------------------------------------------------------------------   (optional)
      City, state, and ZIP code

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PART 1     TAXPAYER IDENTIFICATION NUMBER (TIN)
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  Enter your TIN in the appropriate box. For          Social Security number       PART II   For Payees Exempt
  individuals, this is your social security number          -      -                         From Backup Withholding
  (SSN). For sole proprietors, see the instructions   ---------------------------            (See Exempt Payees and
  on page 2. For other entities, it is your employer                                         Payments on page 2)
  identification number (EIN). If you do not have a              OR
  number, see HOW TO OBTAIN A TIN below.                                           ---------------------------------
                                                                                          Requester's name and
  NOTE:  If the account is in more than one name,     Employee identification numbe       address (optional)
  see the chart on page 2 for guidelines on whose           -
  number to enter.                                    -----------------------------
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

CERTIFICATION.-- Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS.-- You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, the acquisition or abandonment of secured property, contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (Also see SIGNING THE CERTIFICATION on page 2).

--------------------------------------------------------------------------------------
SIGN
HERE      SIGNATURE ,                      SAMPLE                         DATE ,

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

Section references are to the Internal Revenue Code.

PURPOSE OF FORM.-- A person who is required to file an information return with the IRS must obtain your correct TIN to report income paid to you, real estate transactions, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. Use Form W-9 to furnish your correct TIN to the requester (the person asking you to furnish your TIN) and, when applicable, (1) to certify that the TIN you are furnishing is correct (or that you are waiting for a number to be issued), (2) to certify that you are not subject to backup withholding, and (3) to claim exemption from backup withholding if you are an exempt payee. Furnishing your correct TIN and making the appropriate certifications will prevent certain payments from being subject to backup withholding.

NOTE: If a requester gives you a form other than a W-9 to request your TIN, you must use the requester's form.

HOW TO OBTAIN A TIN.-- If you do not have a TIN, apply for one immediately. To apply, get FORM SS-5, Application for a Social Security Card (for individuals), from your local office of the Social Security Administration, or FORM SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local IRS office.

 To complete Form W-9 if you do not have a TIN, write "Applied for" in the space for the TIN in Part 1, sign and date the form, and give it to the requester. Generally, you will then have 60 days to obtain a TIN and furnish it to the requester. If the requester does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN to the requester. For reportable interest or dividend payments, the payer must exercise one of the following options concerning backup withholding during this 60-day period. Under option (1), a payer must backup withhold on any withdrawals you make from your account after 7 business days after the requester receives this form back from you. Under option (2), the payer must backup withhold on any reportable interest or dividend payments made to your account, regardless of whether you make any withdrawals. The backup withholding under option (2) must begin no later than 7 business days after the requester receives this form back. Under option (2), the payer is required to refund the amounts withheld if your certified TIN is received within the 60-day period and you were not subject to backup withholding during that period.

NOTE: Writing "Applied for" on the form means that you have already applied for a TIN OR that you intend to apply for one in the future.

 As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and give it to the requester.

WHAT IS BACKUP WITHHOLDING?-- Persons making certain payments to you after 1992 are required to withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that could be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee compensation, and certain payments from fishing boat operators, but do not include real estate transactions.

 If you give the requester your correct TIN, make the appropriate certifications, and report all your taxable interest and dividends on your tax return, your payments will not be subject to backup withholding. Payments you receive will be subject to backup withholding if:

 1. You do not furnish your TIN to the requester, or

 2. The IRS notifies the requester that you furnished an incorrect TIN, or

 3. You are notified by the IRS that you are subject to backup withholding because you failed to report all your interest and dividends on your tax return (for reportable interest and dividends only), or

 4. You do not certify to the requester that you are not subject to backup withholding under 3 above (for reportable interest and dividend accounts opened after 1983 only), or

 5. You do not certify your TIN. This applies only to reportable interest, dividend, broker, or barter exchange accounts opened after 1983, or broker accounts considered inactive in 1983.

 Except as explained in 5 above, other reportable payments are subject to backup withholding only if 1 or 2 above applies. Certain payees and payments are exempt from backup withholding and information reporting. See PAYEES AND PAYMENTS EXEMPT FROM

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1/11/93                   Cat. No. 10231X                   Form W-9 (Rev. 1-93)

Form W-9 (Rev. 1-93)                                                      Page 2
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BACKUP WITHHOLDING, below, and Exempt PAYEES AND PAYMENTS under Specific
Instructions, below, if you are an exempt payee.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING.-- The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item
(9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items
(2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends, and payments by certain fishing boat operators.

 (1) A corporation. (2) An organization exempt from tax under section 501(a), or an IRA or a custodial account under section 403(b)(7). (3) The United States or any of its agencies or instrumentalities. (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities. (5) A foreign government or any of its political subdivisions, agencies, or instrumentalities. (7) A foreign central bank of issue. (8) A dealer in securities or commodities required to register in the United States or a possession of the United States. (9) A futures commission merchant registered with the Commodity Futures Trading Commission. (10) A real estate investment trust. (11) An entity registered at all times during the tax year under the Investment Company Act of 1940. (12) A common trust fund operated by a bank under section 584(a). (13) A financial institution. (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List. (15) A trust exempt from tax under section 664 or described in section 4947.

 Payments of dividends and patronage dividends generally not subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident partner.

- Payments of patronage dividends not paid in money.

- Payments made by certain foreign organizations.

 Payments of Interest generally not subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct TIN to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

- Payments described in section 6049(b)(5) to nonresident aliens.

- Payments on tax-free covenant bonds under section 1451.

- Payments made by certain foreign organizations.

- Mortgage interest paid to you.

 Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations.

PENALTIES

FAILURE TO FURNISH TIN.-- If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.-- If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

CRIMINAL PENALTY FOR FALSIFYING INFORMATION.-- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

MISUSE OF TINS.-- If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

SPECIFIC INSTRUCTIONS

NAME.-- If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

 If you are a sole proprietor, you must furnish your individual name and either your SSN or EIN. You may also enter your business name or "doing business as" name on the business name line. Enter your name(s) as shown on your social security card and/or as it was used to apply for your EIN on Form SS-4.

SIGNING THE CERTIFICATION.--

 1. INTEREST, DIVIDEND, AND BARTER EXCHANGE ACCOUNTS OPENED BEFORE 1984 AND BROKER ACCOUNTS CONSIDERED ACTIVE DURING 1983. You are required to furnish your correct TIN, but you are not required to sign the certification.

 2. INTEREST, DIVIDEND, BROKER, AND BARTER EXCHANGE ACCOUNTS OPENED AFTER 1983 AND BROKER ACCOUNTS CONSIDERED INACTIVE DURING 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

 3. REAL ESTATE TRANSACTIONS. You must sign the certification. You may cross out item 2 of the certification.

 4. OTHER PAYMENTS.You are required to furnish your correct TIN, but you are not required to sign the certification unless you have been notified of an incorrect TIN. Other payments include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services, payments to a nonemployee for services (including attorney and accounting fees), and payments to certain fishing boat crew members.

 5. MORTGAGE INTEREST PAID BY YOU, ACQUISITION OR ABANDONMENT OF SECURED PROPERTY, OR IRA CONTRIBUTIONS. You are required to furnish your correct TIN, but you are not required to sign the certification.

 6. EXEMPT PAYEES AND PAYMENTS. If you are exempt from backup withholding, you should complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in Part 1, write "EXEMPT" in the block in Part II, and sign and date the form. If you are a nonresident alien or foreign entity not subject to backup withholding, give the requester a completed Form W-8, Certificate of Foreign Status.

 7. TIN "APPLIED FOR". Follow the instructions under How To Obtain a TIN, on page 1, and sign and date this form.

SIGNATURE.-- For a joint account, only the person whose TIN is shown in Part I should sign.

PRIVACY ACT NOTICE.-- Section 6109 requires you to furnish your correct TIN to persons who must file information returns with IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

WHAT NAME AND NUMBER TO GIVE THE REQUESTER

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FOR THIS TYPE OF ACCOUNT:   GIVE NAME AND SSN OF:
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 1. Individual              The individual
 2. Two or more             The actual owner of the
    individuals (joint      account or, if combined
    account)                funds, the first
                            individual on the
                            account.(1)
 3. Custodian account of    The minor(2)
    a minor (Uniform
    Gift to Minors Act)
 4. a. The usual            The grantor-trustee(1)
       revocable savings
       trust (grantor is
       also trustee)
   b. So-called trust       The actual owner(1)
      account that is
      not a legal or
      valid trust under
      state law
 5. Sole proprietorship     The owner(3)
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FOR THIS TYPE OF ACCOUNT:   GIVE NAME AND EIN OF:
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 6. Sole proprietorship     The owner(3)
 7. A valid trust,          Legal entity(4)
    estate, or pension
    trust
 8. Corporate               The corporation
 9. Association, club,      The organization
    religious,
    charitable,
    educational, or
    other tax-exempt
    organization
10. Partnership             The partnership
11. A broker or             The broker or nominee
    registered nominee
12. Account with the        The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    state or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments
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

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's SSN.

(3) Show your individual name. You may also enter your business name. You may use your SSN or EIN.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

W-9.2